Exhibit 10.10

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of the date set forth on the signature page between AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Corporation”), and the director or executive officer of the Corporation whose name is set forth on the signature page (the “Indemnitee”).

WHEREAS, the Indemnitee is a director or executive officer of the Corporation, and the Corporation wishes the Indemnitee to continue to serve in that capacity; and

WHEREAS, the Articles of Amendment and Restatement and Amended and Restated By-Laws of the Corporation and applicable laws permit the Corporation to obligate itself contractually to indemnify and hold the Indemnitee harmless to the fullest extent permitted by Maryland law; and

WHEREAS, to induce the Indemnitee to continue to provide services to the Corporation as a member of the Board or executive officer and to provide the Indemnitee with contractual assurance that indemnification will be available to the Indemnitee, the Corporation desires to provide the Indemnitee with protection against personal liability as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth in this Agreement, the parties, intending legally to be bound, hereby agree as set forth below. Certain capitalized terms used herein are defined in Section 7.

1. Indemnification. The Corporation shall indemnify and hold the Indemnitee harmless against any and all Expenses actually and reasonably incurred by the Indemnitee in any Proceeding arising out of or in connection with the Indemnitee’s Service to the Corporation, to the fullest extent permitted by the charter of the Corporation, by-laws of the Corporation, the Maryland General Corporation Law and otherwise under Maryland law and the Securities Act of 1933, as now or hereafter in force, subject to the provisions of paragraphs (a), and (b) of this Section 1.

(a) Mandatory Indemnification. The Indemnitee shall be indemnified pursuant to this Section 1 if either:

(i) the court or other body before which the Proceeding relating to the Indemnitee’s liability is brought shall have rendered a Final Judgment on the merits, finding that (A) no Maryland Disqualifying Circumstance exists, or (B) the Indemnitee is otherwise entitled to indemnification; or

(ii) the Proceeding against the Indemnitee shall have been dismissed for insufficiency of evidence of any Maryland Disqualifying Circumstance; or

(iii) in the absence of such a Final Judgment, dismissal or withdrawal, a determination shall have been made that the Indemnitee is not liable by (A) the vote of a majority of a quorum of independent directors, after having reviewed the facts, (B) Independent Counsel in a written opinion, based upon a review of the facts, or (C) the vote of the stockholders of the Corporation (excluding any shares held by directors, officers, employees or agents who are parties to the Proceeding).

(b) Maryland Law Restrictions. In accordance with the Maryland General Corporation Law, the Indemnitee shall not be indemnified and held harmless pursuant to this Section 1 upon a Final Judgment that (each such circumstance in subsections (b)(i)-(v) below is referred to in this Agreement as a “Maryland Disqualifying Circumstance”):

(i) the Indemnitee’s act or omission was material to the matter giving rise to the Proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty;

(ii) the Indemnitee actually received an improper personal benefit in money, property or services;

(iii) in the case of a criminal Proceeding, the Indemnitee had reasonable cause to believe his or her act or omission was unlawful;

(iv) if the Proceeding is an action by or in the right of the Corporation, the Indemnitee is liable to the Corporation, unless such indemnification is approved by a court (provided, however, that no such approval may be made if the Indemnitee is adjudged to be liable on the basis that the Indemnitee improperly received a personal benefit); or

(v) if the Proceeding is brought by the Indemnitee against the Corporation, except for a Proceeding brought to enforce the Indemnitee’s right to be indemnified under this Agreement or under Maryland law.

2. Advancement of Expenses. The Corporation shall promptly advance funds to the Indemnitee to cover any and all Expenses the Indemnitee incurs with respect to any Proceeding arising out of or in connection with the Indemnitee’s Service to the Corporation, to the fullest extent permitted by the laws of the State of Maryland and the Securities Act of 1933, as such laws are now or hereafter in force, subject to the provisions of paragraphs (a) and (b) of this Section 2.

(a) Affirmation of Conduct and Undertaking. A request by the Indemnitee for advancement of funds pursuant to this Section 2 shall be accompanied by the Indemnitee’s written affirmation of his or her good faith belief that he or she met the standard of conduct necessary for indemnification and a written undertaking by the Indemnitee (or on the Indemnitee’s behalf) to repay such advancements upon a Final Judgment that a Maryland Disqualifying Circumstance exists.

(b) Conditions to Advancement. Funds shall be advanced to the Indemnitee pursuant to this Section 2 only if (i) the Corporation is insured against losses arising by reason of any lawful advancements, (ii) a determination is made by the vote of a majority of a quorum of independent directors, or by Independent Counsel in a written opinion, based on a review of the readily available facts then known, that there is reason to believe that the Indemnitee ultimately will be found to be entitled to indemnification pursuant to Section 1, or (iii) in the absence of insurance or such a determination, the Indemnitee shall provide security to the Corporation for such undertaking (which security shall be adequate to secure the undertaking as determined by the Corporation).

3. Presumptions.

(a) Termination. The termination of any Proceeding by judgment, order or settlement does not create a presumption that a Maryland Disqualifying Circumstance exists.

(b) Conviction. The termination of any Proceeding by conviction, a plea of nolo contendere or its equivalent, or the entry of an order of probation before judgment, shall create a rebuttable presumption that a Maryland Disqualifying Circumstance occurred.

(c) General. Except as provided in subsections (a) and (b) of this Section 3, in any such other determination by the independent directors or Independent Counsel, the Indemnitee shall be afforded a rebuttable presumption that a Maryland Disqualifying Circumstance did not occur.

4. Witness Expenses. To the extent that the Indemnitee is, by reason of the Indemnitee’s Service to the Corporation, a witness for any reason in any Proceeding to which such Indemnitee is not a party, such Indemnitee shall be indemnified against any and all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection therewith.

5. Procedure for Determination of Entitlement to Indemnification and Advancements. A request by the Indemnitee for indemnification or advancement of Expenses shall be made in writing, and shall be accompanied by such relevant documentation and information as is reasonably available to the Indemnitee. The Secretary of the Corporation shall promptly advise the Board of such request.

(a) Methods of Determination. Upon the Indemnitee’s request for indemnification or advancement of Expenses, a determination with respect to the Indemnitee’s entitlement thereto shall be made as and to the extent provided in Sections 1 or 2, as the case may be. The Indemnitee shall cooperate with the person or persons making such determination, including without limitation providing to such persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and is reasonably available to the Indemnitee and reasonably necessary to such determination. Any failure by the Indemnitee to cooperate with the person or persons making such determination shall extend as necessary and appropriate the period or periods described in Section 5(c) regarding determinations deemed to have been made. Any and all Expenses incurred by the Indemnitee in so cooperating shall be borne by the Corporation, irrespective of the determination as to the Indemnitee’s entitlement to indemnification or advancement of Expenses.

(b) Independent Counsel. If the determination of entitlement to indemnification or advancement of Expenses is to be made by Independent Counsel, the

Independent Counsel shall be selected (i) by a majority vote of a quorum of the Board consisting of directors not, at the time, parties to the Proceeding, (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the Board consisting solely of one or more directors not, at the time, parties to such Proceeding and who were duly designated to act in the matter by a majority vote of the full Board (including directors who are parties), or (iii) if such a quorum cannot be obtained and such a committee cannot be formed, by a majority vote of the full Board (including directors who are parties). The Corporation shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel selected. The Indemnitee may, within five (5) days after receipt of such written notice, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the definition of independence set forth in Section 7, and shall set forth with particularity the factual basis of such assertion. The Board shall determine the merits of the objection and select another Independent Counsel if it deems appropriate.

If within fourteen (14) days after submission by the Indemnitee of a written request for indemnification or advancement of Expenses no such Independent Counsel shall have been selected without objection, then either the Corporation or the Indemnitee may petition the Circuit Court of Baltimore City, Maryland or any other court of competent jurisdiction for resolution of any objection that shall have been made to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel.

The Corporation shall pay all reasonable fees and Expenses charged or incurred by Independent Counsel in connection with his or her determinations pursuant to this Agreement, and shall pay all reasonable fees and Expenses incident to the procedures described in this Section 5(b), regardless of the manner in which such Independent Counsel was selected or appointed.

(c) Failure to Make Timely Determination. If the person or persons empowered or selected under Sections 1 or 2 to determine whether the Indemnitee is entitled to indemnification or advancement of Expenses (other than determinations that are made or to be made by a court) shall not have made such determination within thirty (30) days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification or advancement of Expenses shall be deemed to have been made, and the Indemnitee shall be entitled to such indemnification or advancement, absent (i) an intentional misstatement by the Indemnitee of a material fact, or an intentional omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification or advancement of Expenses, or (ii) a prohibition of such indemnification or advancements under applicable law; provided, however, that such period may be extended for a reasonable period of time, not to exceed an additional thirty (30) days, if the person or persons making the determination in good faith require such additional time to obtain or evaluate documentation or information relating thereto. Any such determination with respect to the advancement of Expenses deemed to have been made pursuant to this Section 5(c) shall not obviate the requirement for insurance or security as provided in Section 2(b).

(d) Payment Upon Determination of Entitlement. If a determination is made pursuant to Sections 1 or 2 (or is deemed to be made pursuant to Section 5(c) and, in the case of advancement of Expenses, the other conditions are satisfied) that the Indemnitee is entitled to indemnification or advancement of Expenses, payment of any indemnification amounts or advancements owing to the Indemnitee shall be made within ten (10) days after such determination (and, in the case of advancements of Expenses, within ten (10) days after submission of supporting information, including the required affirmation, undertaking and evidence of any required security). If such payment is not made when due, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Maryland, or in any other court of competent jurisdiction, of the Indemnitee’s entitlement to such indemnification or advancements. The Indemnitee shall commence any Proceeding seeking adjudication within one (1) year following the date on which he or she first has the right to commence such Proceeding pursuant to this Section 5(d). In any such Proceeding, the Corporation shall be bound by the determination that the Indemnitee is entitled to indemnification or advancements, absent (i) an intentional misstatement by the Indemnitee of a material fact, or an intentional omission of a material fact necessary to make his or her statement not materially misleading, in connection with the request for indemnification or advancements, or (ii) a prohibition of such indemnification or advancements under applicable law.

(e) Appeal of Adverse Determination. If a determination is made that the Indemnitee is not entitled to indemnification or advancements, the Indemnitee shall be entitled to an adjudication of such matter in an appropriate court of the State of Maryland or in any other court of competent jurisdiction. The Indemnitee shall commence such Proceeding within one (1) year following the date on which the adverse determination is made. Any such judicial Proceeding shall be conducted in all respects as a de novo trial on the merits, and the Indemnitee shall not be prejudiced by reason of any prior adverse determination.

(f) Expenses of Appeal. If the Indemnitee seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, the indemnification or Expense advancement provisions of this Agreement, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by the Indemnitee in such judicial adjudication, but only if the Indemnitee prevails therein. If it shall be determined in such judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

(g) Validity of Agreement. In any judicial Proceeding commenced pursuant to this Section 5, the Corporation shall be precluded from asserting that the procedures and presumptions set forth in this Agreement are not valid, binding and enforceable against the Corporation, and shall stipulate in any such court that the Corporation is bound by all of the provisions of this Agreement.

6. General Provisions.

(a) Non-Exclusive Rights. The provisions for indemnification of, and advancement of Expenses to, the Indemnitee set forth in this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may otherwise be entitled, including any other rights to be indemnified or have Expenses, advanced by the Corporation. The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, if such payment is not recoverable from the Indemnitee.

(b) Continuation of Provisions. This Agreement shall be binding upon all successors of the Corporation, including without limitation any transferee of all or substantially all assets of the Corporation and any successor by merger, consolidation, or operation of law, and shall inure to the benefit of the Indemnitee’s spouse, heirs, assigns, devisees, executors, administrators and legal representatives. The provisions of this Agreement shall continue until the later of (i) ten (10) years after the Indemnitee has ceased to provide any Service to the Corporation, and (ii) the final termination of all Proceedings in respect of which the Indemnitee has asserted, is entitled to assert, or has been granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to Section 5 relating thereto. No amendment of the charter of the Corporation or by-laws of the Corporation shall limit or eliminate the right of the Indemnitee to indemnification and advancement of Expenses set forth in this Agreement.

(c) Selection of Counsel. The Corporation shall be entitled to assume the defense of any Proceeding for which the Indemnitee seeks indemnification or advancement of Expenses under this Agreement. However, counsel selected by the Indemnitee shall conduct the defense of the Indemnitee to the extent reasonably determined by such counsel to be necessary to protect the interests of the Indemnitee, and the Corporation shall indemnify the Indemnitee therefor to the extent otherwise permitted under this Agreement, if (i) the Indemnitee reasonably determines that there may be a conflict in the Proceeding between the positions of the Indemnitee and the positions of the Corporation or the other parties to the Proceeding that are indemnified by the Corporation and not represented by separate counsel, or the Indemnitee otherwise reasonably concludes that representation of both the Indemnitee, the Corporation and such other parties by the same counsel would not be appropriate, or (ii) the Proceeding involves the Indemnitee, but neither the Corporation nor any such other party who is indemnified by the Corporation, and the Indemnitee reasonably withholds consent to being represented by counsel selected by the Corporation. If the Corporation shall not have elected to assume the defense of any such Proceeding for the Indemnitee within thirty (30) days after receiving written notice thereof from the Indemnitee, the Corporation shall be deemed to have waived any right it might otherwise have to assume such defense.

(d) D&O Insurance. To the extent the Corporation maintains an insurance policy or policies providing directors and officers liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Corporation. For a period of six (6) years after the Indemnitee has ceased to provide services to the Corporation, the Corporation shall purchase and maintain in effect, through “tail” or other appropriate coverage, one or more policies of insurance on behalf of the Indemnitee to the maximum extent of the coverage provided to the then serving members of the Board of the Corporation, unless (i) such insurance is not generally available, or (ii) in the reasonable business judgment of the persons then constituting the Board the premium for such insurance is substantially disproportionate to the amount of coverage afforded.

(e) Subrogation. In the event of any payment by the Corporation pursuant to this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall, upon reasonable written request by the Corporation and at the Corporation’s expense, execute all such documents and take all such reasonable actions as are necessary to enable the Corporation to enforce such rights. Nothing in this Agreement shall be deemed (i) to diminish or otherwise restrict the right of the Corporation or the Indemnitee to proceed or collect against any insurers or (ii) to give such insurers any rights against the Corporation under or with respect to this Agreement, including without limitation any right to be subrogated to the Indemnitee’s rights hereunder, unless otherwise expressly agreed to by the Corporation in writing, and the obligation of such insurers to the Corporation and the Indemnitee shall not be deemed to be reduced or impaired in any respect by virtue of the provisions of this Agreement.

(f) Notice of Proceedings. The Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification or advancement of Expenses pursuant to this Agreement, but no delay in providing such notice shall in any way limit or affect the Indemnitee’s rights or the Corporation’s obligations under this Agreement.

(g) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposited with a nationally recognized overnight delivery service, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties, in the case of the Corporation, to the attention of its secretary, at its principal office, or, in the case of the Indemnitee, at the last-known address of Indemnitee on the records of the Corporation, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section 6(g).

(h) Severability. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, in whole or in part, for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any provision that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the remaining provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(i) Modification and Waiver. This Agreement supersedes any existing or prior agreement between the Corporation and the Indemnitee pertaining to the subject matter of indemnification, advancement of Expenses and insurance, other than the

Corporation’s charter, the Corporation’s by-laws and the terms of any liability insurance policies, which shall not be modified or amended by this Agreement. No supplement, modification or amendment of this Agreement shall be binding, unless executed in writing by both parties or their respective successors or legal representatives; provided, however, that any supplements, modifications or amendments to the Corporation’s charter, the Corporation’s by-laws or the terms of any liability insurance policies shall be deemed not to constitute supplements, modifications or amendments to this Agreement. Any waiver by either party of any breach by the other party of any provision contained in this Agreement to be performed by the other party must be in writing and signed by the waiving party or such party’s successor or legal representative, and no such waiver shall be deemed a waiver of similar or other provisions at the same or any prior or subsequent time.

(j) Headings. The headings of the Sections of this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

(k) Counterparts. This Agreement may be executed and delivered by facsimile signature or portable document format (PDF), in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(l) Governing Law; Jurisdiction. The laws of the State of Maryland shall govern the validity and construction of this Agreement and all rights and obligations of, and disputes between or among, the parties arising out of or related to this Agreement or the transactions contemplated by this Agreement, whether in contract, tort or otherwise, without regard to the principles of conflict of laws of the State of Maryland. The parties submit to the exclusive jurisdiction of all state and federal courts sitting in the State of Maryland, the venue of the Circuit Court for Baltimore City, and the venue of the U.S. District Court for Maryland and all actions and proceedings arising out of or relating to this Agreement shall be exclusively heard and determined in a state or federal court in Maryland.

(m) WAIVER OF RIGHT TO JURY TRIAL. BY EXECUTING THIS AGREEMENT, THE PARTIES KNOWINGLY AND WILLINGLY WAIVE ANY RIGHT THEY HAVE UNDER APPLICABLE LAW TO A TRIAL BY JURY IN ANY DISPUTE ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE ISSUES RAISED BY THAT DISPUTE.

7. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Board” means the board of directors of the Corporation.

(b) “Expenses” shall include without limitation all judgments, penalties, fines, amounts paid or to be paid in settlement, ERISA excise taxes, liabilities, losses, interest, expenses of investigation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts and witnesses, expenses of preparing for and attending depositions and other Proceedings, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other costs, disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or acting as a witness in a Proceeding.

(c) “Final Judgment” shall mean a final adjudication by court order or judgment of the court or other body before which a matter is pending, from which no further right of appeal or review exists.

(d) “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of Maryland corporate law and neither at the time of designation is, nor in the five (5) years immediately preceding such designation was, retained to represent (i) the Corporation or the Indemnitee in any matter material to either, or (ii) any other party to the Proceeding giving rise to a claim for indemnification or advancements hereunder. Notwithstanding the foregoing, however, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights pursuant to this Agreement, regardless of when the Indemnitee’s act or failure to act occurred.

(e) “Proceeding” shall include without limitation any threatened, pending or completed claim, demand, threat, discovery request, request for testimony or information, action, suit, investigation, hearing, or other proceeding, including any appeals from any of the foregoing, whether civil, criminal, administrative or investigative, and, except as otherwise provided herein, shall also include any proceeding brought by or in the right of the Corporation and any proceeding by the Indemnitee against the Corporation.

(f) The Indemnitee’s “Service to the Corporation” shall include without limitation the Indemnitee’s service as a director, officer, employee, agent or representative of the Corporation, and his or her service at the request of the Corporation as a director, officer, employee, agent or representative of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement, with the intention of creating a sealed instrument, as of this      day of                     , 20    .

WITNESS:	AG MORTGAGE INVESTMENT TRUST

	By:	(SEAL)
David Roberts, Chief Executive Officer

INDEMNITEE:

(SEAL)

Print Name:

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